Exhibit 10.35

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Addendum No. 2 to the Master Supply Agreement Dated as of April 1, 2009

This Addendum No. 2 to the Master Supply Agreement dated as of April 1, 2009 (the “Addendum”) is effective as of May 14, 2010 (the “Addendum Effective Date”), by and between diaDexus, Inc. (“diaDexus”), and Berkeley HeartLab, Inc. (“Lab”).

WHEREAS, Lab and diaDexus are parties to that certain Master Supply Agreement dated April 1, 2009, as amended by Addendum No. 1 dated as of April 1, 2010 (collectively, the “Agreement”);

WHEREAS, the parties desire to amend such Agreement to make additional Product available to Lab.

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All capitalized terms not defined herein shall have the meaning assigned to them in the Agreement. Notwithstanding the foregoing, any reference to “Product Addendum” in the Agreement shall be amended to read “Second Amended Product Addendum” as defined in Section 2 of this Addendum.

2. Second Amended Product Addendum. The Amended Product Addendum attached to the Agreement shall be deleted in its entirety and replaced with the Second Amended Product Addendum attached hereto and incorporated herein.

3. Entire Agreement. In the event of any conflict between the terms and conditions of this Addendum and the Agreement, the terms and conditions of this Addendum shall control. Except as otherwise provided in the Addendum, the parties agree that all provisions of the Agreement are hereby ratified and agreed to be in full force and effect and are incorporated herein by reference. This Addendum and the Agreement (as amended hereby), including without limitation all Attachments hereto, contain the entire agreement among the parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the parties and relating to the subject matter herein, whether written or oral, are superseded hereby and thereby. None of the terms of this Addendum shall be deemed to be amended unless such Addendum is in writing, signed by all parties hereto, and recites specifically that it is an addendum to the terms of this Addendum.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their fully authorized representatives.

diaDexus, Inc.:	Berkeley HeartLab, Inc.:

By: /s/ Patrick Plewman	By: /s/ Jonathan Wolin

Name: Patrick Plewman	Name: Jonathan Wolin

Title: President and CEO	Title: VP and Chief Compliance Officer

Date: May 24, 2010	Date: May 24, 2010

Approved as to legal form for Berkeley HeartLab, Inc.:	/s/ Victor K. Lee
Victor K. Lee (May 24, 2010)

Confidential	Page 1

diaDexus - Berkeley HeartLab, Inc.

SECOND AMENDED PRODUCT ADDENDUM

PRODUCT EXHIBIT – Revised May 14, 2010

Catalog #	Description	Lab Price
90116	PLAC® Test Kit for Hitachi Series Analyzers 250 Test Kit for Hitachi, Roche Hitachi Modular P Automated Clinical Chemistry Analyzers	[*]
90123	PLAC® Test ELISA Kit 96-Well Plate	[*]
90108	PLAC® Calibrator Kit for Automated Clinical Chemistry Analyzers	[*]
90109	PLAC® Control Kit for Automated Clinical Chemistry Analyzers	[*]

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential	Page 2